Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-283199
PROSPECTUS
3,442,341 Shares of Common Stock
The selling stockholder of Elicio Therapeutics, Inc. (“Elicio,” “we,” “us” or the “Company”) identified in this prospectus, including its pledgees, donees, transferees, assigns or other successors in interest (the “selling stockholder”), may, from time to time, offer and resell under this prospectus up to 3,442,341 shares (“Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which are issuable pursuant to the terms of the 3.0% Senior Secured Convertible Promissory Note due February 15, 2026 in the principal amount of $20.0 million (the “Convertible Note”). We will not receive any proceeds from the sale of the Shares offered by this prospectus.
Our registration of the Shares covered by this prospectus does not mean that the selling stockholder will offer or sell any of the Shares. The selling stockholder may sell any, all or none of the Shares offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its Shares hereunder following the effective date of this registration statement. The timing and amount of any sale are within the sole discretion of the selling stockholder.
The selling stockholder may sell the Shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. For further information regarding the possible methods by which the Shares may be distributed, see “Plan of Distribution” beginning on page 12 in this prospectus.
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ELTX”. On November 20, 2024, the last reported sale price for our Common Stock was $5.01 per share.
Investing in our Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 5 of this prospectus and in our filings with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated November 20, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.
We and the selling stockholder have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.
This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 5 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”
In this prospectus, references to “Elicio,” the “Company,” “we,” “us,” and “our” refer to Elicio Therapeutics, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

PROSPECTUS SUMMARY
The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.
About Elicio Therapeutics, Inc.
We are a clinical-stage biotechnology company pioneering the development of immunotherapies for patients with limited treatment options and poor outcomes suffering from cancer and infectious disease. Our proprietary Amphiphile (“AMP”) technology is designed to mobilize the body’s immune response by preferentially targeting our product candidates to the lymph nodes with the goal of generating a robust T cell response. Recent advances have identified T cell responses as a key component of effective cancer immunotherapy and we believe our AMP technology can generate a robust T cell response that can potentially provide meaningful clinical benefit.
We believe the therapeutic utility of currently approved and development stage immunotherapies are limited in many cases due to their inability to sufficiently localize to lymph nodes and adequately engage with the critical immune cells responsible for stimulating adaptive immunity. Our AMP technology is specifically intended to localize payloads to lymph nodes leading to the generation of a robust T cell response that we believe is critical to generate an anticancer immune response.
Our lead programs focus on our cancer vaccine product candidates, which target biologically validated tumor mutation drivers using known neoantigens. This strategy results in an “off-the-shelf” therapeutic option allowing patients to receive treatment without delay due to manufacturing timelines and costs associated with personalized vaccine approaches.
Our clinical and preclinical pipeline includes the lymph node targeted therapeutic cancer vaccines ELI-002, currently being evaluated in a Phase 2 clinical program, designed to stimulate an immune response against mutant KRAS cancers, ELI-007, currently being evaluated in a preclinical study for the treatment of mutant v-raf murine sarcoma viral oncogene homolog B1-driven cancers, and ELI-008, currently being evaluated in a preclinical study for use in the treatment of mutated tumor protein p53 expressing cancers. We believe that each of our immunotherapy product candidates, if approved, have the potential to improve the lives of patients suffering from solid tumors arising due to specific oncogenic driver mutations.
August 2024 Convertible Note Financing
On August 12, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which we issued a 3.0% Senior Secured Convertible Promissory Note due February 15, 2026 (the “Convertible Note”) in the principal amount of $20.0 million (the “Note Financing”) to GKCC, LLC, an entity controlled by a member of our board of directors (the “Purchaser”). The Convertible Note was sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Convertible Note is a senior, secured obligation of the Company and its subsidiaries, and interest accrues and is payable quarterly in cash on the principal amount equal to 3% per annum, with an initial interest payment date of June 30, 2025. The Convertible Note will mature on February 15, 2026, unless earlier converted in accordance with the terms of the Convertible Note. The Convertible Note is secured by a (i) first priority lien on substantially all of our and our subsidiaries’ assets and (ii) first priority lien on our intellectual property.

The Convertible Note will be convertible into shares of our Common Stock, in whole or in part, at the option of the Purchaser at any time, based on an initial conversion price of $5.81 (the “Conversion Price”) per share of Common Stock, subject to adjustments and satisfaction of certain conversion conditions, for an aggregate of up to 3,442,341 shares of Common Stock (the “Conversion Shares”); provided that we are not permitted to effect any conversion of the Convertible Note and the Purchaser does not have any right to convert any portion of the Convertible Note until our stockholders provide all approvals as may be required by the applicable rules and regulations of The Nasdaq Stock Market, LLC (“Nasdaq”), including with respect to a change of control of the

Company pursuant to Nasdaq Listing Rule 5635(b) resulting from beneficial ownership in excess of 19.99% of our outstanding common stock upon the issuance of Conversion Shares (“Stockholder Approval”). We will seek Stockholder Approval as part of our annual meeting of stockholders, planned to be held on November 21, 2024, as described further in our definitive proxy statement filed on September 27, 2024, as well as that certain Current Report on Form 8-K filed on November 7, 2024.

If at any time from and after the date of the Securities Purchase Agreement and for so long as the closing price of the Common Stock on Nasdaq equals or exceeds 135% of the Conversion Price for 20 trading days in a 30 trading day period, then we have the right to require the Purchaser to convert all or any portion of the Convertible Note, including any accrued but unpaid interest into shares of Common Stock, as further described in the Convertible Note, provided that we shall not effect any such conversion under the Convertible Note until we obtain Stockholder Approval, described above.

Pursuant to the Securities Purchase Agreement, we are obligated, among other things, to file a registration statement with the SEC by November 15, 2024 for purposes of registering the shares of Common Stock issuable upon conversion of the Convertible Note for resale by the Purchaser, and to use our commercially reasonable efforts to have the registration statement declared effective no later than 30 days after filing such registration statement with the SEC, or in the event the SEC reviews and has written comments to the registration statement, within 90 days following the receipt of such written comments.

The registration of which this prospectus is a part relates to the offer and resale of the shares of Common Stock issuable upon conversion of the Convertible Note. When we refer to the selling stockholder in this prospectus, we are referring to the Purchaser named in this prospectus as the selling stockholder and, as applicable, any donee, pledgees, assignees, transferees or other successors in interest selling Shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer.

Corporate History and Information
Elicio Operating Company, Inc. (“Former Elicio”) was incorporated in Delaware as Vedantra Pharmaceuticals Inc. in August 2011. On January 17, 2023, Former Elicio entered into a definitive merger agreement (the “Merger Agreement”) with Angion Biomedica Corp (“Angion”), a clinical-stage biotechnology company. In accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, by and among Angion, Arkham Merger Sub, Inc., a wholly owned subsidiary of Angion (“Merger Sub”), and Former Elicio, pursuant to which Merger Sub merged with and into Former Elicio, with Former Elicio surviving the merger as a wholly owned subsidiary of Angion (the “Merger”). Upon the consummation of the Merger, we changed our name to “Elicio Therapeutics, Inc.” We and Former Elicio each have a principal executive officer at 451 D Street, 5th Floor, Boston, Massachusetts 02210.

THE OFFERING
This prospectus relates to the resale from time to time by the selling stockholder identified herein of up to 3,442,341 Shares. We are not offering any shares of Common Stock for sale under the registration statement of which this prospectus is a part.

Shares of Common Stock that may be offered by the selling stockholder:	Up to 3,442,341 Shares.
Use of Proceeds:	We will not receive any proceeds from the sale of the Shares covered by this prospectus.
Offering Price:	The selling stockholder may sell all or a portion of its Shares through public or private transactions at prevailing market prices or at privately negotiated prices.
Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 5 of this prospectus.
Nasdaq Capital Market symbol:	ELTX

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our Common Stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.
Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:
•our financial condition, including our ability to obtain the funding necessary to advance the development of ELI-002 and any other future product candidates, our ability to continue as a going concern and our cash runway;
•the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;
•our ability to utilize our platform to develop a pipeline of product candidates to address unmet needs in cancer and infectious disease;
•the timing, progress and results of clinical trials for ELI-002, and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available, and the timing, progress and results of our research and development programs;
•the timing, scope and likelihood of regulatory filings and approvals, including timing of Investigational New Drug applications and U.S. Food and Drug Administration approval of ELI-002 and any future product candidates;
•the timing, scope or likelihood of foreign regulatory filings and approvals;
•our ability to develop and advance current product candidates and programs into, and successfully complete, clinical studies;
•our manufacturing, commercialization, and marketing capabilities and strategy;
•the need to hire additional personnel and our ability to attract and retain such personnel;
•the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;
•expectations regarding the approval and use of our product candidates in combination with other drugs;
•expectations regarding potential for accelerated approval or other expedited regulatory designation;
•our competitive position and the success of competing therapies that are or may become available;
•our anticipated research and development activities and projected expenditures;
•existing regulations and regulatory developments in the United States, Europe and other jurisdictions;
•the extent to which global economic and political developments, including the ongoing conflict between Ukraine and Russia, the conflicts in the Middle East, geopolitical tensions with China, and other geopolitical events, will affect our business operations, clinical trials, or financial condition;
•our expectations regarding other macroeconomic trends;
•our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ELI-002, other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;
•our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for clinical trials;
•our ability to have manufactured sufficient supplies of drug product for clinical testing and commercialization;
•our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;
•our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•our projected financial performance;
•our anticipated use of proceeds from any financing activities;
•the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our planned operating expenses and capital expenditure requirements;
•the impact of laws and regulations; and
•other risks and uncertainties, including those listed under the section “Risk Factors” included or incorporated by reference in this prospectus.
Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new product candidates or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate; and market conditions. You should refer to the section titled “Risk Factors” of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024, as amended, as updated by our subsequent filings with the SEC under the Exchange Act, for further discussion of the important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.
You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We are filing the registration statement of which this prospectus forms a part to permit the holder of the Shares described in the section entitled “Selling Stockholder” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholder.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER
This prospectus covers the resale from time to time of up to 3,442,341 shares of Common Stock issuable upon conversion of the Convertible Note by the selling stockholder. The Shares registered for resale herein are pursuant to the Securities Purchase Agreement between us and the selling stockholder and relate to Shares underlying the Convertible Note held by the selling stockholder not otherwise previously registered for resale.
The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the Shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholder as of October 31, 2024. The selling stockholder identified below may have sold, transferred or otherwise disposed of some or all of its Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.
The following table and footnote disclosure following the table sets forth the name of the selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholder before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the selling stockholder includes all shares of our Common Stock beneficially held by such selling stockholder as of October 31, 2024, which includes all shares of Common Stock which were purchased by such selling stockholder in the Note Financing, subject to the receipt of Stockholder Approval. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after October 31, 2024 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the selling stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the selling stockholder upon termination of the offering covered by this prospectus because the selling stockholder may offer some, all or none of their shares of Common Stock being offered in the offering. Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Before this Offering		Number of Shares of Common Stock Being Offered(3)	Shares of Common Stock Beneficially Owned Upon Completion of this Offering
	Number	Percentage(2)		Number(4)	Percentage(2)(4)
Selling Stockholder(1)
GKCC, LLC(4)	2,212,639 (5)	19.95%	3,442,341	2,212,639(5)	19.95%

(1)    All information regarding the selling stockholder was provided by the selling stockholder as of October 31, 2024.

(2)    Percentage ownership is based on 10,791,326 shares of Common Stock outstanding as of October 31, 2024.
(3)    The number of shares of Common Stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus, including all shares of Common Stock issuable upon conversion of the Convertible Note.
(4)    The shares are held of record by the Purchaser. Yekaterina Chudnovsky, a member of our board of directors, has sole voting and investment control over the shares held by the Purchaser and may be deemed to beneficially own such shares.
(5)     Consists of (a) 1,915,639 shares of Common Stock held directly by the Purchaser and (b) 297,000 shares of Common Stock issuable to the Purchaser upon the exercise of certain pre-funded warrants. Excludes 3,442,341 shares of Common Stock issuable upon conversion of the Convertible Note and 735,702 shares of Common Stock issuable upon exercise of certain pre-funded warrants that are subject to a 19.99% beneficial ownership blocker, held directly by the Purchaser. Additionally, excludes 3,200,000 shares of Common Stock issuable upon exercise of certain pre-funded warrants and common warrants held by Yekaterina Chudnovsky that are subject to a 19.99% beneficial ownership blocker and 4,525 shares of Common Stock issuable upon the exercise of stock options held by Yekaterina Chudnovsky.
Relationship with Selling Stockholder
As discussed in greater detail above under the sections titled “August 2024 Convertible Note Financing” in August 2024, we entered into the Note Financing with the selling stockholder to which we issued the Convertible Note. Pursuant to the Securities Purchase Agreement, we also agreed to file a registration statement with the SEC to cover the resale by the selling stockholder of the shares of Common Stock issuable upon conversion of the Convertible Note. Yekaterina Chudnovsky, a director of the Company, has sole voting and investment control over the shares held by the selling stockholder, GKCC, LLC. Certain transactions with the selling stockholder and its affiliates are disclosed in Amendment No. 1 to our Annual Report on Form 10-K/A under the caption “Certain Relationships and Related Transactions, and Director Independence,” in our Definitive Proxy Statement on Schedule 14A under the caption “Certain Relationships and Related Transactions, and Director Independence” filed on September 27, 2024, and in our subsequent periodic and/or current reports filed with the SEC. See “Incorporation of Information by Reference.”

PLAN OF DISTRIBUTION
The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the named selling stockholder to include the pledgee, transferee or other successors in interest as the selling stockholder under this prospectus. The selling stockholder also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit it earns on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Shares, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Shares by the selling stockholder or any other person. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
We will pay certain expenses of the registration of the Shares pursuant to the Securities Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholder against certain liabilities, including some liabilities under the Securities Act, in accordance with the Securities Purchase Agreement, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Securities Purchase Agreement, or we may be entitled to contribution. We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the Shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS
The validity of the Shares being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.
We also maintain a website at http://www.elicio.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.
EXPERTS
The consolidated financial statements of Elicio Therapeutics, Inc. appearing in its Annual Report (Form 10-K) for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained from the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 27, 2024;
•our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024 and as amended on Form 10-K/A filed with the SEC on April 29, 2024;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 13, 2024, and November 13, 2024, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 16, 2024, January 17, 2024, February 2, 2024, March 18, 2024, April 5, 2024, May 24, 2024, June 27, 2024 (excluding the information furnished pursuant to Items 7.01 and 9.01), July 1, 2024, August 12, 2024, August 30, 2024,

October 17, 2024, November 7, 2024, and November 7, 2024, to the extent information therein is filed and not furnished; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 2, 2021, including any amendments or reports filed for the purposes of updating this description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:
Elicio Therapeutics, Inc.
451 D Street
5th Floor
Boston, MA 02210
Telephone: (857) 209-0050
You may also access these documents on our website, http://www.elicio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We and the selling stockholder have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholder are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

3,442,341 Shares
Common Stock
PROSPECTUS
November 20, 2024